AMENDMENT AND AGREEMENT
              UNDER THE PARTNERSHIP AGREEMENT


     This Amendment and Agreement Under the Partnership Agreement (this "Agreement") dated as of January 23, 1996 by and among (i) IMC-Agrico GP Company ("IMC GPCo"), a Delaware corporation and a subsidiary of IMC Global Operations Inc., a Delaware corporation ("Operations'), (ii) Agrico, Limited Partnership (the "FRP Partner"), a Delaware limited partnership of which Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership ("FRP"), owns a 99.8% limited partnership interest and Agrico, Inc., a Delaware corporation ("FRP GPCo"), owns a 0.2% general partnership interest, (iii) IMC-Agrico MP, Inc. (the "Managing Partner"), a Delaware corporation, (iv) Operations, and (v) IMC-Agrico Company, a Delaware general partnership (the "Partnership").

     WHEREAS, IMC GPCo, the FRP Partner, the Managing Partner and Operations are parties to an Amended and Restated Partnership Agreement (the "Partnership Agreement") dated as of July 1, 1993 and further amended and restated as of May 26, 1995;

     WHEREAS, IMC Global Inc., a Delaware corporation ("IMC"), Bull Merger Company, a wholly-owned subsidiary of IMC ("Merger Sub"), and The Vigoro Corporation, a Delaware corporation ("Vigoro"), have entered into an Agreement and Plan of Merger dated as of November 13, 1995 (the "Merger Agreement') which provides for the merger (the "Merger") of Merger Sub with and into Vigoro, with Vigoro surviving as a subsidiary of IMC, all of the outstanding common stock of which will be owned by IMC;

     WHEREAS, the date on which the Merger is consummated is referred to herein as the "Merger Date"; and

     WHEREAS, IMC GPCo, the FRP Partner, the Managing Partner and the Partnership believe that certain amendments to the Partnership Agreement are appropriate due to the change in the nature of the business of the IMC Partner and its Affiliates (each as defined in the Partnership Agreement) resulting from the Merger;

     NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Except as otherwise defined or amended herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Exhibit A to the Partnership Agreement.

     Section 2.(a)  Effective  as  of  the  Merger Date, the
Current Interests and Capital Interests of the FRP Partner and the IMC Partner set out in Section 4.01(a) of the partnership Agreement shall be modified as follows:

     "In the quarter subsequent to the Merger Date, the
     Current  Interest  of  the  FRP Partner  shall  be
     increased  and  the Current Interest  of  the  IMC
     Partner shall be  decreased,  by  0.85%.   In  the
     quarter in which the Merger Date occurs, the Current Interest of the FRP Partner shall be increased and the Current Interest of the IMC
     Partner shall be decreased by 0.85% multiplied by a fraction, the numerator of which will be the number of days from the Merger Date to the end of the quarter, and the denominator of which will be the total number of days in the quarter. The
     Capital Interest of the FRP Partner shall be increased and the Capital Interest of the IMC
     Partner shall be decreased, by 0.85% on the July 1 subsequent to the Merger Date.

     During  the  IMC  GPCo   Liquidation  Period,  the
     Current Interests of Operations and IMC GPCo shall
     be  equal  to  eighty  percent  (80%)  and  twenty
     percent  (20%,  respectively,   of   the   Current
     Interests  of  the  IMC  Partner  set forth above.
     During  the  IMC  GPCo  Liquidation  Period,   the
     Capital Interests of Operations and IMC GPCo shall
     be  equal  to  eighty  percent  (80%)  and  twenty
     percent   (20%),   respectively,  of  the  Capital
     Interests of the IMC Partner set forth above."

     Section 3. Effective as of the date hereof, the second sentence of Section 6.04(b) of the Partnership Agreement shall be amended and restated to read in its entirety as follows:

     "One IMC Representative and one FRP Representative
     shall   serve  as  Co-Chairmen   of   the   Policy
     Committee."

     Section 4.Effective as of the date hereof, Article VI of the Partnership Agreement shall be amended to add a new
Section 6.09 which shall read in its entirety as follows:

     "During  such  time  as  the  IMC Partner  is  the
     Operating  Partner,  and  subject   to  the  other
     provisions  of this Article VI, the management  of
     the Partnership  shall  be  organized  as follows.
     The  IMC group executive responsible on behalf  of
     IMC  for   the   Partnership   (the   "IMC   Group
     Executive") shall, subject to the approval of  the
     Policy   Committee,   appoint  and  terminate  the
     President of the Partnership  (who  shall  be  the
     chief  executive  officer  of the Partnership) and
     his  successors.   The  President   shall   be  an
     employee  of  the Managing Partner.  The President
     shall report to  the IMC Group Executive and shall
     be responsible for  the  profit  and  loss  of the
     Partnership.    The  President  shall  direct  and
     manage all of the  Partnership's  business affairs
     (except  the  Animal  Feed  Ingredient  Division),
     including,  but  not  limited  to,   the   mining,
     processing, marketing, sales, distribution, growth
     and  business  development functions and financial
     issues that affect  profit  and  loss; managers of
     those IMC functions who provide services  for  the
     Partnership  will  be accountable to the President
     with  respect  to their  responsibilities  to  the
     Partnership.  The  President shall hire, terminate
     and replace the managers  in the Partnership.  The
     President's authority, reporting  and coordination
     responsibilities  with  his superiors  within  IMC
     shall be consistent with  his  responsibilities to
     the   Partnership  and  shall  reflect   practices
     customary  in  the United States public companies.
     Nothing  in  this   provision   shall   limit  the
     Operating Partner from changing or reorganizing its business in any respect (except that changes in the president's reporting responsibility or relationship shall be made only upon consent of the Policy Committee).

     The   management   objectives   and   compensation
     structure of the President and those reporting  to
     him   shall  reflect  their  duty  to  manage  the
     business  of  the Partnership in the best interest
     of the Partnership,  and  shall  be  reviewed  and
     approved  by  the  Policy Committee annually.  The
     President's performance  against  those objectives
     shall be evaluated by the IMC Group Executive, who
     shall  regularly review such evaluation  with  the
     Policy Committee.   The  achievement  of incentive
     compensation   targets   and  award  of  incentive
     compensation to the President shall be determined by the IMC Group Executive and reviewed and approved by the Policy Committee prior to the making of any award. The achievement of incentive compensation to the managers reporting to the President shall be determined by him and reviewed with the IMC Group Executive.

     The  Animal  Feed  Ingredient   Division   of  the
     Partnership   will   report   to   the  IMC  Group
     Executive, who shall be responsible  to the Policy
     Committee  and to IMC management for ensuring  the
     effective interaction and coordination between the
     general manager  of  the Partnership's Animal Feed
     Ingredient Division and  the  other  businesses of
     the Partnership.  The President shall  review with
     the Policy Committee on an annual basis management
     evaluation and succession planning issues relating
     to  the Partnership.  Except as set forth  herein,
     nothing in this Section 6.09 shall be construed as
     (i)   changing    any   of   the   IMC   Partner's
     responsibilities as Operating Partner, or (ii) otherwise amending the Partnership Agreement."

     Section  5.   Effective  as of the Merger Date, Section
9.12 of the Partnership Agreement shall be amended and restated to read in its entirety as follows:

          9.12 Transactions  with  Affiliates.   Except
     with respect to items (i)(B) and (ii) referred  to
     in  the  parenthetical  phrase  in  the  following
     sentence,  any transaction, agreement, arrangement
     or understanding  between  or  on  behalf  of  the
     Partnership,  on  the  one hand, and the Operating
     Partner or any Affiliate of the Operating Partner,
     on  the  other hand, must  be  on  terms  no  less
     favorable  to  the  Partnership  than  those which
     could be obtained from an independent third  party
     providing   similar  goods  or  services  of  like
     quality.   All   such   transactions,  agreements,
     arrangements and understandings  in  an  aggregate
     amount  in  any Fiscal Year in excess of the  Base
     Affiliate Transaction  Amount for such Fiscal Year
     (other than (i) during any period during which the
     IMC  Partner  is  Operating   Partner,   (A)   any
     transactions,    agreements,    arrangements    or
     understandings  with  Operations'  railcar  repair
     business  located  at Fitzgerald, Georgia on terms
     no less favorable to  the  Partnership  than those
     which could be obtained from an independent  third
     party  providing similar goods or services of like
     quality  and  (B)  any  transactions,  agreements,
     arrangements  and understandings with the  Rainbow
     Division of Operations or International Minerals &
     Chemical  (Canada)  Global  Limited  ("IMC  Canada
     Ltd," formerly  International  Minerals & Chemical
     Corporation  (Canada) Limited) on  the  terms  set
     forth on Schedule  9.12  and (ii)(A) the Marketing
     and  Administrative Services  Agreement,  (B)  the
     Leasing  Agreement, (C) the Materials Purchase and
     Cost Sharing  Agreement,  (D)  the  Employee  Cost
     Sharing  Agreement  and  (E)  the  Limestone  Cost
     Sharing   Agreement)   shall  be  subject  to  the
     approval of the Policy Committee  or  the CEOs, as
     the  case  may  be,  in  accordance  with  Section
     6.07(a)   or   (b).    Partnership  sales  to  the
     Farmarkets Division shall be on the terms set forth in Schedule 9.12. Nothing in this Section
     9.12 shall in any way restrict or affect the right of the Partnership to enter into transactions with Affiliates of the Non-Operating Partners.

     The Operating  Partner  will,  and  will cause its
     Affiliates  to (i) give the Non-Operating  Partner
     and   its   auditors    and    other    authorized
     representatives   such   access  to  the  offices,
     properties, books and records  of such party, (ii)
     furnish  to  the  Non-Operating  Partner  and  its
     auditors and other authorized representatives such
     financial and operating data and other information
     as such Persons may reasonably request  and  (iii)
     instruct  its  employees and auditors to cooperate
     with the Non-Operating  Partner  and  its auditors
     and other authorized representatives, in each case
     as   may  be  reasonably  requested  by  the  Non-
     Operating  Partner  to  evaluate any transactions,
     agreements, arrangements or understandings between
     the Partnership or the Managing Partner on the one
     hand,   and   the   Operating  Partner   and   its
     Affiliates, on the other hand; provided that any investigation pursuant to this Section shall be conducted in such a manner as not to interfere unreasonably with the conduct of business of the Operating Partner and its Affiliates

     Section  6.Effective as of July 1, 1995, Schedule  9.12
of the Partnership Agreement shall be amended and restated to read in its entirety as follows:

          "A.  Sales to IMC Canada  Ltd.  of GTSP, DAP,
     GMAP   11-52-0,  GMAP  10-50-0  and  PFS  ("Canada
     Products") shall be invoiced to Operations by IMC-
     Agrico Company at the estimated IMC-Agrico Company
     quarterly    weighted   average   domestic   sales
     realization   F.O.B.   plant,   subject   to   the
     limitation   described   in   Section   D   below,
     ("Quarterly Market  Price")  for  each of Florida,
     Louisiana, or offsites, depending upon the source of the Canada Products, less 10%, so long as the aggregate volume for the Canada Products does not exceed 57,619 P2O5 tons for the fiscal year beginning
     July 1. Sales of the Canada Products in any annual period in excess of 57,619 P2O5 tons shall be invoiced at 100% of the Quarterly market Price for Florida, Louisiana or Offsites, depending upon the source of the product.

          Sales to IMC Canada Ltd. of any products other than those listed above shall be invoiced to Operations by IMC-Agrico Company at the Quarterly
     Market Price for Florida, Louisiana or Offsites, depending upon the source of the product.

          B.   Sales  to Operations'  Rainbow  Division
     ("IMC Rainbow") of  GTSP,  DAP, MAP, GMAP 11-52-0,
     GMAP 10-50-0 and PFS ("Rainbow Product(s)") shall be invoiced to Operations by IMC-Agrico Company at the Quarterly Market Price for Florida, Louisiana or Offsites, depending upon the source of the Rainbow Products, less 10%, but not less than full production cost, so long as the aggregate volume for the Rainbow Products does not exceed 95,200
     P2O5 tons for the fiscal year beginning July 1. Sales of the Rainbow Products in any annual period in excess of 95,200 P2O5 tons shall be invoiced at 100% of the Quarterly Market Price for Florida, Louisiana or Offsites, depending upon the source of the product, plus $2 per ton of product).

          Sales to IMC Rainbow of any products other than those listed above shall be invoiced to Operations by IMC-Agrico company at the Quarterly Market Price for Florida, Louisiana or Offsites, depending upon the source of the product.

          C.   Sales  to  the  Farmarkets  Division  of
     GTSP, DAP, MAP, GMAP 10-52-0, GMAP 10-50-0 and PFS shall be invoiced at 100% of the Quarterly Market
     Price for Florida, Louisiana or Offsite, depending upon the source of the product.

          D.   The   weighted  average  domestic  sales
     realization, F.O.B.  plant,  shall  be utilized to
     determine the Quarterly Market Price  of  a  given
     product with respect to any quarter so long as the
     total  tons  sold  by  domestic  wholesale to non-
     Affiliates  to  IMC  are  at  least  75%   of  the
     aggregate  tons  sold  to  IMC  Canada,  Ltd., IMC
     Rainbow and Farmarkets, collectively, during  such
     quarter.   If  the  total  tons  sold  by domestic
     wholesale of a given product to non-Affiliates of IMC with respect to any quarter are less than 75% of the aggregate tons sold to IMC Canada, Ltd., IMC Rainbow and Farmarkets, collectively, during such quarter, the Policy Committee shall determine an appropriate benchmark for determining such quarterly market price.

          E.   Any  transfer  of  sales  responsibility
     from  IMC's wholesale division to IMC  Rainbow  or
     Farmarkets   must   be   approved  by  the  Policy
     Committee.

          F.   Estimated prices  invoiced by IMC-Agrico
     Company  to IMC Canada Ltd., IMC  Rainbow  or  the
     Farmarkets Division shall be adjusted to actual quarterly sales prices at the end of each quarter.
     Final price adjustments shall be made within 20 days of the end of each fiscal quarter and within 45 days of the end of each fiscal year."

     Section 7.(a)  Effective as of the Merger Date, Section
2.08(b) of the Partnership Agreement shall be amended by modifying clause (ii) of the first sentence as follows:

     "(ii)subject to  the last sentence of this Section
     2.08(b) the conduct of the business of the Rainbow and Farmarkets Divisions of IMC substantially as currently conducted shall not constitute a breach or violation of this Section 2.08(b)."

          (b)  Effective  as  of  the  Merger Date,  Section
2.08(b) of the Partnership Agreement shall be amended to add at the end thereof the following:

          "Notwithstanding   any   provision   to   the
     contrary  contained in this Section  2.08(b),  the
     IMC Partner  must  present  to the FRP Partner any
     opportunity  the  IMC  Partner may  have  to  own,
     manage, operate, control  or  invest in a business
     that   is  engaged  in  the  Phosphate   Chemicals
     Business  proposed  to  be  acquired  by  the  IMC
     Partner or an Affiliate thereof which, upon such acquisition, would become part of the Rainbow
     Division or the Farmarkets Division, unless all of the following conditions are satisfied (and if such conditions are satisfied there shall be no obligations to present such business to the FRP
     Partner):

               (a)  the business  is  not  a major
          competitor   of   the   Partnership   (a
          business  shall  not  be  deemed to be a
          major  competitor for purposes  of  this
          Section  2.08(b)  if  (A)  the  revenues
          derived  by  such business from the  (i)
          production  and   wholesale   sales   of
          phosphate-based fertilizers such as DAP,
          MAP, GTSP, GMAP, PFs and P2O5 in unmixed form, plus (ii) production of nitrogen-based fertilizers such as ammonia, urea, UAN, ammonium nitrate and ammonium sulfate in unmixed form, did not account for more than 10% of the total revenues of such business during the thirty-six months ending on the last day of the month preceding the date on which the acquisition of such business is consummated, and (B) the revenues described in the foregoing clause (A) of this sentence, plus revenues derived from the wholesale sale of nitrogen-based fertilizers, did not account for more than 20% of the total revenues of the business during the thirty-six month period); for purposes of this provision wholesale sales shall mean sales made for resale;

               (b)  the  revenue  produced by such
          business represents (and can reasonably be expected to represent) less than 25% of the sales of Rainbow (if the business will become part of the Rainbow Division upon consummation of the acquisition) or less than 25% of the sales of Farmarkets
          (if the business will become part of the Farmarkets Division upon consummation of the acquisition);

               (c)  the  location  of the business
          is  such that distribution,  warehousing
          and  other   similar  functions  of  the
          Rainbow  Division   or   the  Farmarkets
          Division, as the case may be, existing as of the date of the acquisition would support and complement the operations of such business after the consummation of the acquisition; and

               (d)  the   common  stock  or  other
          securities  of  the   business  are  not
          listed   on   any  national   securities
          exchange registered under the Securities
          Exchange Act of  1934 or National Market
          System   of   a   national    securities
          association    registered    under   the
          Securities Exchange Act of 1934;

     provided, however, that it shall be  the intent of
     Operations   (but   without  implying  any  supply
     obligation on the part  of  the  Partnership) that
     the additional phosphate products purchased by the
     Rainbow Division or the Farmarkets  Division  as a
     result  of  the acquisition of such business shall
     be acquired (subject  to  the  expiration  of  any
     existing   contracts  of  such  business  for  the
     purchase   of   phosphate   products)   from   the
     Partnership to the extent that such acquisition of
     additional phosphate products from the Partnership
     will  not  place   the  Rainbow  Division  or  the
     Farmarkets Division  at a competitive disadvantage
     or   result  in  the  impairment   of   beneficial
     commercial relations of the Rainbow Division or the Farmarkets Division; provided further, that any such additional phosphate products supplied by the Partnership shall be supplied at a price equal to the lesser of (x) the price (as described in Schedule 9.12 but no including the 10% discount to the Rainbow Division) at which the Partnership then sells phosphate products to the Rainbow
     Division or the Farmarkets Division, as the case may be, and (y) the price at which such business may purchase phosphate products from a source other than the Partnership."

     Section 8.Effective as of the Merger Date, Exhibit A of the Partnership Agreement shall be amended as follows:

          (i) A definition of "Farmarkets Division" shall be added as follows: "Farmarkets Division" shall mean the business of the Farmarkets Division as operated by The Vigoro Corporation as of the date of the consummation of the merger of The
     Vigoro  Corporation  with  and  into  Bull  Merger
     Company, a wholly-owned subsidiary of Global.

          (ii) The  definition  of "Phosphate Chemicals
     Business" shall be amended (a) to add a the end of
     the first sentence the following:   "and  (x)  the
     animal  feed  business" and (b) to delete the last
     sentence  thereof   and   replace   it   with  the
     following:     "Notwithstanding   the   foregoing,
     "Phosphate Chemicals Business" shall not include the mixed fertilizer business.

     Section 9.(a)  Effective as of the date hereof, the IMC
Partner hereby appoints Wendell F. Bueche to serve as an IMC
Representative, and an IMC Representative shall resign as IMC Representative.

          (b) Effective as of the date hereof, the IMC Partner hereby appoints Wendell F. Bueche as the IMC Representative to serve as a Co-Chairman of the Policy Committee, and the FRP Partner hereby appoints Rene Latiolais as the FRP Representative to serve as a Co-Chairman of the Policy Committee.

          (c)  Effective as of the date hereof, the Managing
Partner shall, subject to approval of the Policy Committee of the Partnership, appoint a President of the Partnership.

     Section 10.This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

     Section 11.This Agreement may be signed in counter parts, Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.


                              IMC-Agrico GP Company


                              By: /s/ Marschall I. Smith
                                  ___________________________
                              Name Printed:  Marschall I. Smith
                              Title:         Vice President

                              Agrico, Limited Partnership
                              By:  Freeport-McMoRan   Inc.,
                                   its general partner


                              By:  /s/ Rene L. Latiolais
                               ___________________________________
                              Name Printed:  Rene L. Latiolais
                              Title:         President

                              IMC-Agrico MP, Inc.


                              By:  /s/ Marschall I. Smith
                               ___________________________________
                              Name Printed:  Marschall I. Smith
                              Title:         Vice President

                              IMC Global Operations, Inc.
                              (formerly IMC Fertilizer, Inc.)


                              By:  /s/ Marschall I. Smith
                              ___________________________________
                              Name Printed:  Marschall I. Smith
                              Title:         Senior Vice President

                              IMC-Agrico Company
                              By:  IMC-Agrico MP, Inc.


                              By: /s/ Marschall I. Smith
                              ___________________________________
                              Name Printed:  Marschall I. Smith
                              Title:         Vice President